EXHIBIT 16.1



May 30, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4.1 of Zanett, Inc.'s Form 8-K dated June 2, 2006, and have the following comments:

1. We agree with the statements made in the first, third, fourth, fifth, sixth and seventh paragraphs of Item 4.1(a).
2. We have no basis on which to agree or disagree with the statements made in the second paragraph of Item 4.1(a) or Item 4.1(b).


Yours truly,

/s/ Deloitte & Touche LLP